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                                                                    Exhibit 10.6


                             EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of February 22, 1999 (the "Employment Agreement"), by and between The Street.Com, Inc., a Delaware corporation (the "Company"), and James Cramer ("Cramer").

         WHEREAS, Cramer has been employed by the Company pursuant to an employment agreement dated May 7, 1998 (the "Prior Agreement");

         WHEREAS, the Company and Cramer wish to supersede the Prior Agreement with this Employment Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. Duties.

         (a) The Company hereby appoints Cramer, and Cramer hereby accepts the appointment, as an outside columnist for the Company. This Employment Agreement shall commence on February 22, 1999 (the "Commencement Date"), and shall expire on February 21, 2003, unless sooner terminated in accordance with Section 4 thereof (the "Term"). During the Term, except during any week when Cramer is on vacation as set forth in Section 2(c) hereof, Cramer will author no fewer than twelve (12) articles per week intended for publication in The Street.Com. The Company agrees that, during the Term, it shall include an appropriate reference to Cramer (e.g. the current reference to "Cramer's Latest") on the home page of its web-site. During the Term, the Company agrees to provide an assistant for Cramer, who shall be an employee of the Company, and who shall be subject to all laws, rules, regulations and policies, including The Street.Com's Securities Investment Policy (the "Securities Policy"), as are applicable to employees of the Company, and shall be located at the Company's offices. For purposes of the Securities Policy, Cramer's assistant shall be subject to the trading restrictions applicable to "Editorial Staffers," notwithstanding the fact that such assistant shall perform only duties associated with the designation of "Business Staffer" under the Policy.

         (b) Cramer agrees to perform faithfully the duties assigned to him pursuant to this Employment Agreement to the best of his abilities. In connection with the preparation of articles during the Term, Cramer shall communicate solely with the Company's Editor-in-Chief or his or her designee. Cramer shall be permitted to provide editorial advice and commentary to the Editor-in-Chief or his or her designee in a manner consistent with the Securities Policy, but shall not be permitted to communicate with individual reporters or other editors of the Company with regard to the Company's editorial content. During the Term, Cramer must comply with all laws applicable to the Company's employees, as well as, to the extent provided herein, the Securities Policy. For purposes of the Securities Policy, Cramer shall be deemed an "Outside Columnist" as that term is defined in such Policy, and shall be subject only to the restrictions in the Policy which pertain to Outside Columnists. Cramer represents and acknowledges that he has reviewed a draft of the Securities Policy, and in particular those provisions which pertain to Outside Columnists, as of January 19, 1999 (the Draft Securities Policy"), and has reviewed draft provisions regarding disclosures as of the date of this Agreement (the "Draft Disclosure Provisions"), and agrees that he shall be obligated to comply with any provisions of the Securities Policy which pertain to Outside Columnists, including those pertaining to disclosure, as they may be implemented or amended from time to time throughout the Term, provided, however, that if the Securities Policy and/or disclosure provisions implemented or amended by the Company during the Term differ from the Draft Securities Policy or Draft Disclosure Provisions in any way which Cramer believes, in his sole discretion, will have a materially adverse effect on Cramer's outside business activities on behalf of Cramer Berkowitz & Co. and its affiliates, then Cramer shall be entitled to voluntarily resign with out Good Reason as set forth in Section 4(a) hereof, and such resignation shall not be considered a breach of this Agreement.

         (c) Subject to Cramer's personal and professional availability, and consistent with past practice, during the Term Cramer also agrees to provide other reasonable services upon reasonable advance notice from the Company's Editor-in-Chief, including, without limitation, participation in the Company's interactive chat rooms on its web-site and those on America Online, Inc. and Yahoo! Inc. and any other web-sites established by the Company acting alone or together with a business partner. The above activities may include streaming audio to the Company's web-site, and any other web-sites established by the Company acting alone or together with a business partner. The Company expressly acknowledges, however, that Cramer shall not be required to perform any of the services set forth in this Section 2(c) if performance of such services would unreasonably interfere with any of Cramer's outside activities, including, without limitation, Cramer's activities on behalf of Cramer Berkowitz & Co. and its affiliates. The parties agree that Cramer's participation in radio and television programs developed by the Company will be the subject of a separate agreement.

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         (d) The Company agrees that Cramer shall render his services to the
Company hereunder on a non-exclusive basis, provided, however, that Cramer covenants that during the Term he shall not be under or subject to any contractual restriction that is inconsistent with the performance of his duties hereunder. In this regard, without limiting the generality of the foregoing, the Company acknowledges and agrees that, notwithstanding the services Cramer shall provide hereunder, Cramer (a) shall be entitled to engage, and will continue to engage, in other journalistic, writing and media endeavors, including, without limitation, writing for magazines, television appearances, the writing of books, and, subject to the restriction in Section 5(a) hereof, various other on-line media projects, provided that in the event Cramer does accept such engagements, he shall use reasonable efforts to ensure that the byline for any articles he authors, and the comparable on air indication for nonprint media, refer to Cramer an an Outside Columnist for the Company; and (b) shall be entitled to engage, and will continue to engage, in extensive investing and trading in securities, rights and options relating thereto and contracts in stock indexes, foreign currencies and financial instruments (collectively, "Securities Activities") on behalf of Cramer Partners, L.P., a privately held limited partnership engaged in extensive Securities Activities (the "Partnership"); Cramer Capital Corporation, the general partner of the Partnership and a corporation of which Cramer is the president and Cramer's wife and Cramer are the sole stockholders; and other entities. Further, the Company acknowledges and agrees that Cramer shall be entitled to engage, and will continue to engage, in Securities Activities on behalf of other persons or entities (including Cramer and members of his family) and that Cramer's wife will also engage in extensive Securities Activities. (All such Securities Activities that the Partnership, Cramer's wife, Cramer's affiliates or Cramer may engage in from time to time are collectively referred to herein as the "Relevant Securities Activities.") In connection with the foregoing, the Company further acknowledges and agrees that:

               (i) The Relevant Securities Activities will often involve the Partnership's and/or Cramer's beneficial ownership in and/or trading of securities or other financial instruments that are the subject of, or otherwise mentioned, referred to or discussed in, articles written by Cramer for the Company, and that the Relevant Securities Activities involving such securities or other financial instruments may occur at any time before or after the publication date of an issue of any article on The Street.Com in which such securities or other financial instruments are mentioned, referred to or otherwise discussed by Cramer in such article.

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               (ii) Cramer shall not have access to articles written for the
Company by other writers, or information regarding such articles, prior to publication, except for articles that Cramer is writing or projects in which Cramer is involved. Furthermore, the Company will endeavor to keep Cramer unaware, in any and all of his capacities, of the final content or publication schedule of articles, columns or other writings scheduled for publication on The Street.Com that cover or discuss publicly traded securities other than the articles or columns or other written materials prepared by Cramer for publication in The Street. Com.

               (iii) Notwithstanding any policy of the Company to the contrary, the Relevant Securities Activities, insofar as they are conducted in a manner that does not violate the express provisions of the Securities Policy and applicable law, will not be deemed to in any way violate or breach any other procedures, policies or practicies of the Company now or hereafter in effect with respect to Cramer, including, but not limited to, any other conflict of interest rules or securities trading policies or other rules or procedures that otherwise may apply to writers for the Company regarding their rights to engage in the trading of securities or other Relevant Securities Activities, and further, that any such policies shall not be applicable to Cramer in connection with his services hereunder.

               (iv) Provided Cramer is not in material breach of any of his obligations hereunder, including any obligation under applicable law, and without limiting the express provisions of this Agreement, the Company irrevocably waives and releases Cramer, his affiliates and members of his immediate family from any duty, fiduciary or otherwise, that Cramer or any of them may owe, or be deemed to owe, the Company that may in any way prohibits or limit the Relevant Securities Activities, insofar as they involve the trading and/or ownership of securities or other financial instruments that are the subject of or are otherwise referred to or discussed in the articles prepared by Cramer pursuant to this Agreement, and acknowledges and agrees that such Relevant Securities Activities do not, and will not, constitute a misappropriation of the Company's property or a breach of any fiduciary or other duty Cramer may owe the Company hereunder.

               (v) The Company warrants and agrees that each of the articles prepared by Cramer and published by the Company shall provide appropriate disclosure relating to the Relevant Securities Activities, as set forth in the Securities Policy. The Company further agrees that it shall not disclose any information regarding securities positions provided by Cramer to the Company pursuant to the Securities Policy to anyone other than that Company's senior management and

                                       4

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senior editorial staff, or its legal advisers, on a confidential, "need to know"
basis, or as required by any court of competent jurisdiction or other federal or state governmental or regulatory authority.

         (f) The Company agrees, to the extent permitted by applicable law, to defend, indemnify and hold harmless Cramer against any and all loss, damage, liability and expense, including, without limitation, reasonable attorneys' fees, disbursements, court costs, and any amounts paid in settlement and the costs and expenses of enforcing this Section of this Agreement, which may be suffered or incurred by Cramer in connection with the provision of his services hereunder, including, without limitation, any claims, litigations, disputes, actions, investigations or other matters relating to any securities laws or regulations, or the violation or alleged violation thereof (the "Securities Actions"), provided that such loss, damage, liability and expense (i) arises out of or in connection with the performance by Cramer of his obligations under this Agreement and (ii) is not the result of any breach by Cramer of his obligations hereunder, and provided further that, with respect to any Securities Actions, the Company shall be under no obligation to defind, indemnify or hold harmless Cramer if Cramer has not acted with a reasonable, good faith belief that his actions were in no way violative of any securities laws or regulations. With respect thereto, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a nolo contendere plea or its equivalent, shall not, of itself, create a presumption that Cramer did not act with a reasonable, good faith belief that his actions were in no way violative of any securities laws or regulations. further, to the extent that Cramer has been successful on the merits or otherwise in defense of any Securities Action, or in defense of any claim, issue or matter therein, he shall be defended, indemnified and held harmless by the Company as required herein. Expenses (including reasonable attorneys' fees, disbursements and court costs) incurred by Cramer in defending any Securities Action shall be paid by the Company in advance of the final disposition of such Securities Action upon receipt of an undertaking by or on behalf of Cramer to repay such amount if it shall ultimately be determined that Cramer is not entitled to be indemnified by the Company pursuant hereto.

         Section 2. Compensation.

         (a) Salary. During the Term, as compensation for his services hereunder, the Company shall pay to Cramer a salary of Two Hundred Fifty Thousand Dollars ($250,000) per annum (the "Annual Salary"), payable in accordance with the Company's standard payroll policies, provided that on each

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anniversary of the Commencement Date, the Annual Salary shall be increased ten percent (10%) from its then current rate. All applicable withholding taxes shall be deducted from such payments.

         (b) Stock Options. On May 7, 1998 Cramer was granted a nonqualified option to purchase 200,000 shares of the Company's common stock, par value $.01 ("Common Stock") at an exercise price of $.011 per share (the "Initial Option"), which grant shall remain in effect in accordance with the terms of the Nonqualified Employee Stock Option Agreement Between The Street.Com, Inc. and James Cramer, a copy of which is attached hereto as Exhibit A (the "Option Agreement"), as well as the Amended and Restated The Street.Com, Inc. 1998 Stock Incentive Plan (the "Plan"). In addition, as of the date hereof, the Company shall grant to Cramer an additional nonqualified option in accordance with the terms of the Option Agreement and the Plan.

         (c) Vacation. During each year of the Term, Cramer shall ebntitled to four (4) weeks of paid vacation, provided that Cramer shall not take more than two (2) weeks of vacation consecutively.

         (d) Benefits. Cramer shall not be eligible to participate in any benefit plans provided by the Company

         Section 3. Expense Reimbursement.

         During the Term, Cramer shall have the right to reimbursement, upon proper accounting, of reasonable expenses and disbursements incurred by him in the course of his duties hereunder.

         Section 4. Employment Termination.

         (a) At any time during the Term and except as otherwise provided in Sections 4(b) and 4(c) hereof, the Company shall only have the right to terminate this Employment Agreement and Cramer's employment with the Company hereunder, and to give Cramer notice of such termination as of a date not earlier than seven (7) days from such notice, because of (i) Cramer's willful misconduct or gross negligence in the performance of his obligations under this Employment Agreement, (ii) dishonesty or misappropriation by Cramer relating to the Company or any of its funds, properties, or other assets, (iii) in excusable repeated or prolonged absence from work by Cramer (other that as a result of, or in connection with, a disability), (iv) any intentional or reckless unauthorized

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disclosure by Cramer of confidential or proprietary information of the company which is reasonably likely to result in material harm to the Company, (v) a conviction of Cramer (including entry of a guilty or nolo contendere plea) of a felony involving fraud, dishonesty, moral turpitude, or involving a violation of federal or state securities laws, (vi) the entry of an order, judgment or decree, of any court of competent jurisdiction or any federal or state authority, enjoining Cramer from violating the federal securities laws, or suspending or otherwise limiting Cramer's right to act as an investment adviser, underwriter, broker or dealer in securities, (vii) a finding by a court of competent jurisdiction in a civil action or a finding by the Securities and Exchange Commission that Cramer has violated any federal or state securities law, or (vii) the failure by Cramer to perform faithfully his duties hereunder or other breach by Cramer of this Employment Agreement and such failure or breach is not cured, to the extent cure is possible, by Cramer within thirty days after written notice thereof from the company to Cramer (each individually, and all collectively, "Cause"). If this Employment Agreement and Cramer's employment with the Company hereunder is terminated for Cause, or if Cramer voluntarily resigns from the Company without Good Reason, during the Term, the Company shall pay Cramer all earned but unpaid portions of the Annual Salary through the date of termination, and following any such termination, Cramer shall not be entitled to receive any other payment, except as provided for hereunder with respect to any period after such termination.

         (b) This Employment Agreement and Cramer's employment with the Company hereunder may also be terminated by the Company without Cause, or by Cramer in the event of a material breach of this Agreement by the Company, which is not cured, to the extent cure is possible, within thirty days after written notice thereof from Cramer to the Company (such breach constituting "Good Reason"). In the event that Cramer's employment with the Company shall terminate during the Term on account of termination by the Company without Cause, or by Cramer with Good Reason, then the Company shall pay Cramer all earned but unpaid portions of the Annual Salary through the date of termination, and Cramer shall not be entitled to receive any other payment, except as provided in the Option Agreement, with respect to any period after such termination.

         (c) This Employment Agreement and Cramer's employment with the Company hereunder shall terminate immediately and automatically on the death or Disability (as defined below) of Cramer or the liquidation or dissolution of the Company or other shutdown of the business then conducted by the Company. If this Employment Agreement and Cramer's employment with the Company hereunder is

                                       7

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terminated an account of Cramer's death or Disability, or because of a liquidation or dissolution of the Company or other shutdown of the business then conducted by the Company, during the Term, then the Company shall pay Cramer all earned but unpaid portions of the Annual Salary through the date of termination, and following any such termination, neither Cramer, nor his estate, conservator or designated beneficiary, as the case may be, shall be entitled to receive any other payment, except as provided in the Option Agreement, with respect to any period after such termination.

         (d) Upon the termination of this Employment Agreement pursuant to
Section 4 hereof, the Company shall have no further obligations under this Employment Agreement, provided, however, that Sections 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19 hereof shall survive and remain in full force and effect.

         Section 5. Covenant Not to Compete.

         (a) Cramer hereby agrees that, during the period from the Commencement Date through the end of the Term, he will not (i) author articles or columns for any other on-line financial publication that competes directly with the business of the Company as it is then constituted without first notifying the Company and securing its consent, which consent shall not be unreasonably withheld, and (ii) will not act as a lender to, or stockholder, director, principal, owner, or partner of, any other start-up on-line business that completes directly with the business of the Company as it is then constituted. The Company understands and acknowledges that Cramer is a party to agreements pursuant to which Cramer writes articles for certain print publications, including, without limitation, Time and GQ (the "Other Publications"), which may subsequently publish Cramer's articles on-line on their respective web-sites. The Company agrees that publication of Cramer's articles in the manner set forth in the preceding sentence shall not constitute a breach of this Section #5.

         (b) Cramer hereby agrees that for a period of eighteen (18) months following the cessation of Cramer's employment with the Company hereunder, he will not author articles or columns for any other on-line financial publication with competes directly with the Company without first notifying the Company and securing its consent, which consent shall not be unreasonably withheld.

         (c) Cramer hereby agrees that, during the period from the Commencement Date through the end of the first eighteen (18) months after the cessation of Cramer's employment with the Company hereunder, he will not solicit for

                                       8

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employment, in any business enterprise or activity, any person who was employed by the Company during the Term.

         (d) The parties acknowledge that the restrictions contained in this
Section 5 are a reasonable and necessary protection of the immediate interests of the Company, and any violation of these restrictions would cause substantial injury to the Company and that the Company would not have entered into this Employment Agreement, without receiving the additional consideration offered by Cramer in binding himself to any of these restrictions. In the event of a breach or threatened breach by Cramer of any of these restrictions, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Cramer from such breach or threatened breach; provided, however, that the right to apply for an injunction shall not be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach.

         Section 6. Confidentiality; Ownership of Articles and Columns.

         (a) Except as otherwise provided in this Employment Agreement, Cramer shall, and shall cause his attorneys, accounts and agents (collectively, "Agents") to agree to, keep secret and retain in strictest confidence, any and all confidential information relating to the Company or otherwise not available to the general public, provided that such confidential information shall not include any information that (a) has become generally available to the public other than as a result of a disclosure by Cramer or his Agents, or (b) was available to Cramer or any of his Agents on a non-confidential basis from a third party having no obligation of confidentiality to the Company, and Cramer shall not, and shall cause his Agents not to, disclose such confidential information to any Person other than the Company or its Agents, except as may be required by law (in which event Cramer shall so notify the other party hereto as promptly as practicable).

         (b) All articles or columns that Cramer authors for the Company and which are in face published shall be owned by and belong exclusively to the Company, and Cramer shall execute and deliver to the Company, without additional compensation, such instruments as the Company may require from time to time to evidence its ownership of any such articles or columns.

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         Section 7. No Third Party Beneficiary.

         This Employment Agreement is not intended and shall not be construed to confer any rights or remedies hereunder upon any Person, other than the parties hereto or their permitted assigns. "Person" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, association, trust or other unincorporated organization or entity.

         Section 8. Withholding of Taxes.

         Any payments to Cramer pursuant to the terms of this Employment Agreement shall be reduced by such amounts, if any, as are required to be withheld with respect thereto under all present and future federal, statement and local tax laws and regulations and other laws and regulations.

         Section 9. Notices

         Unless otherwise provided herein, any notice, exercise of rights or other communication required or permitted to be given hereunder shall be in writing and shall be given by overnight delivery service such as Federal Express, telecopy )or like transmission) or personal delivery against receipt, or mailed by registered or certified mail (return receipt requested), to the party to whom it is given at such party's address set forth below such party's name on the signature page or such other address as such party may hereafter specify by notice to the other party hereto, with copies to the following:

         For the Company:           David J. Goldschmidt, Esq.
                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    919 Third Avenue
                                    New York, New York 10022

         For Cramer:                Charles H. Googe, Jr.
                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York 10019-6064

         Any notice or other communication shall be deemed to have been given as of the date so personally delivery or transmitted by telecopy or like transmission or on the next business day when sent by overnight delivery service.

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         Section 10. Amendment.

         This Employment Agreement may be amended only by a written agreement signed by the parties hereto.

         Section 11. Binding Effect.

         This Employment Agreement is not assignable by Cramer. Any assignment in violation of this Employment Agreement shall be null and void ab initio. None of Cramer's right under this Employment Agreement shall be subject to any encumbrances or the claims of Cramer's creditors. This Employment Agreement shall be binding upon and inure to the benefit of the Company and any successor organization which shall succeed to substantially all of the business and property of the Company, whether by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including by operation of law.

         Section 12. Governing Law.

         This Employment Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

         Section 13. Severability.

         If any provisions of this Employment Agreement, including those contained in Sections 5 and 6 hereof, shall for any reason be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Moreover, if any one or more of the provisions of this Agreement, including those contained in Section 5 and 6 hereof, shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowable by applicable law. To the extent permitted by applicable law, each party hereto waives any provision or law that renders any provision of this Employment Agreement invalid, illegal or unenforceable in any way.

         Section 14. Execution in Counterparts.

         This Employment Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         Section 15. Entire Agreement.

         This Employment Agreement sets forth the entire agreement, and supersedes all prior agreements and understandings, both written and oral, including the Prior Agreement, between the parties with respect to the subject matter hereof.

         Section 16. Titles and Headings.

         Titles and headings to Sections herein are for purposes of references only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any of the provisions of this Employment Agreement.

         Section 17. No Cross-Default

         No default by Cramer under this Employment Agreement shall automatically constitute a default under any other agreement with the Company.

         Section 18. Duty to Mitigate.

         Cramer shall have no duty to mitigate any damages payable by the Company to Cramer hereunder.

         Section 19. Consent to Jurisdiction.

         Cramer hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York in any action or proceeding to enforce the provisions of this Agreement, and waives the defense of inconvenient forum to the maintenance of any such action or proceedings.

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         IN WITNESS WHEREOF, the undersigned have executed this Employment
Agreement as of the date first written above.


                                         THE STREET.COM, INC.

                                         By: /s/ Kevin W. English
                                             -------------------------------
                                         Name:  Kevin W. English
                                         Title: Chairman, CEO & President


                                           Address:    2 Rector Street
                                                       New York, NY 10005
                                           Telephone:  212-271-4004
                                           Telecopy:   212-271-4005
                                           Attention:  Chief Financial Officer



                                           /s/ James Cramer
                                         ------------------------------------
                                                    James Cramer

                                           Address:    Cramer, Berkowitz & Co.
                                                       100 Wall Street
                                                       Eighth Floor
                                                       New York, New York 10005

                                           Telephone:  212-742-4480
                                           Telecopy:   212-425-1773


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